UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2009

DIGITAL ALLY, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33899	20-0064269
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7311 W. 130th Street, Suite 170, Overland Park, KS 66213
(Address of Principal Executive Offices) (Zip Code)

(913) 814-7774
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2009, the shareholders of Digital Ally, Inc. (the “Company”) failed to approve the adoption of the Company’s 2009 Stock Option and Restricted Stock Plan (the “2009 Plan”) at the Company’s annual meeting of shareholders.   Although the 2009 Plan received approval of the majority of the votes cast, the total votes cast did not meet the required quorum.

Item 8.01	Other Events.

Also on May 4, 2009, the shareholders at the annual meeting elected five persons to serve on the Company’s Board of Directors:  Stanton E. Ross, Leroy C. Richie, Daniel F. Hutchins, Edward Juchniewicz, and Elliot M. Kaplan.  Each of the directors will serve until the Company’s next annual meeting of shareholders or until a successor is elected and qualified.

The information contained in this current report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2009

DIGITAL ALLY, INC.

By: /s/ STANTON E. ROSS
Name: Stanton E. Ross
Title: Chairman, President and Chief Executive Officer